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                              NORTH AMERICAN FUNDS
                                 Balanced Fund
                             Large Cap Growth Fund
                              Growth & Income Fund
                              Mid Cap Growth Fund

Dear Shareholder:

   Each of your Funds will hold a Joint Special Meeting of Shareholders on November 7, 2001 at 10:00 a.m., Eastern time, at the principal executive offices of North American Funds, 286 Congress Street, Boston, Massachusetts 02210. If you are a shareholder of record as of the close of business on Monday, September 17, 2001, you are entitled to vote at the meeting and at any adjournment of the meeting.

   The meeting has been called to give you the opportunity to vote on certain important proposals affecting your Fund(s). These proposals have arisen in connection with the recent acquisition of American General Corporation by American International Group, Inc.

   First, you are being asked to vote on the approval of a new investment advisory agreement between North American Funds, on behalf of your Fund, and American General Asset Management Corp. ("AGAM"). In addition, you are being asked to vote on an Agreement and Plan of Reorganization that would reorganize your Fund into a corresponding SunAmerica Mutual Fund. In connection with each reorganization, you will receive shares of the corresponding SunAmerica fund in exchange for shares of your Fund. The shares of the SunAmerica fund that you receive will have the same aggregate net asset value as the shares of your Fund immediately prior to the reorganization. This means that you may end up with a different number of shares compared to what you originally held, but the total dollar value of your shares will be the same.

   The accompanying proxy statement and prospectus includes a detailed description of each proposal. Please read the enclosed materials carefully and cast your vote. Remember, your vote is extremely important, no matter how large or small your holdings. By voting now, you can help avoid additional costs that would be incurred with follow-up letters and calls.

   To vote, you may use any of the following methods:

  . By Mail. You can vote your shares by completing and signing the enclosed proxy card(s), and mailing it in the enclosed postage paid envelope. If you need any assistance, or have any questions regarding a proposal, please call North American Funds' information agent, Georgeson Shareholders, at 1-888-850-2811.

  . By Telephone. If you have any questions on how to vote your shares or if you would like to vote by telephone, call 1-888-221-0697 toll free. Enter your 14 digit control number from your proxy card to enter your vote.

  . By Internet. Finally, you may vote via the Internet. To do so, have your proxy card available and go to the website: http://www.proxyweb.com. Follow the instructions on the website and be prepared to enter your 14 digit control number from your proxy card to enter your vote.

                                          Very truly yours,

                                          Jack I. Fitzgerald
                                          Secretary, North American Funds

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        NORTH AMERICAN FUNDS            SUNAMERICA STYLE SELECT SERIES, INC.
         Global Equity Fund                International Equity Portfolio
      International Equity Fund
    International Small Cap Fund

Dear Shareholder:


   Each of your Funds will hold a Special Meeting of Shareholders on November 7, 2001 at 10:00 a.m., Eastern Time.

   The Joint Special Meeting for shareholders of the three separate portfolios of North American Funds listed above will be held at the principal executive offices of North American Funds, 286 Congress Street, Boston, Massachusetts 02210. If you are a shareholder of record of the North American Funds as of the close of business on Monday, September 17, 2001, you are entitled to vote at the Joint Special Meeting of the North American Funds, or at any adjournment of the meeting.

   The Special Meeting for shareholders of the portfolio of SunAmerica Style Select Series, Inc. listed above (the "SunAmerica Portfolio") will be held at the principal executive offices of SunAmerica Style Select Series, Inc., SunAmerica Center, 733 Third Avenue, New York, New York 10017. If you are a shareholder of record of the SunAmerica Portfolio as of the close of business on Monday, September 17, 2001, you are entitled to vote at the Special Meeting of the SunAmerica Portfolio or at any adjournment of the meeting.

   The shareholder meetings have been called to give you the opportunity to vote on certain important proposals. These proposals have arisen in connection with the recent acquisition of American General Corporation by American International Group, Inc.

   The accompanying proxy statement and prospectus includes a detailed description of each proposal. Please read the enclosed materials carefully and cast your vote. Remember, your vote is extremely important, no matter how large or small your holdings. By voting now, you can help avoid additional costs that would be incurred with follow-up letters and calls.

           Information For Shareholders of North American Funds Only

   First, you are being asked to vote on the approval of a new investment advisory agreement between North American Funds, on behalf of your Fund, and American General Asset Management Corp. ("AGAM"). In addition, you are being asked to vote on an Agreement and Plan of Reorganization which would reorganize your Fund into a new SunAmerica Mutual Fund called the SunAmerica International Equity Fund. In connection with this reorganization, you will receive shares of the SunAmerica International Equity Fund in exchange for shares of your Fund. The shares of the SunAmerica International Equity Fund that you receive will have the same aggregate net asset value as the shares of your Fund immediately prior to the reorganization. This means that you may end up with a different number of shares compared to what you originally held, but the total dollar value of your shares will be the same.


   To vote, shareholders of North American Funds may use any of the following methods:

  . By Mail. You can vote your shares by completing and signing the enclosed proxy card(s), and mailing it in the enclosed postage paid envelope. If you need any assistance, or have any questions regarding a proposal or how to vote your shares, please call North American Funds' information agent, Georgeson Shareholder, at 1-888-850-2811.


  . By Telephone. If you have any questions on how to vote your shares or if you would like to vote by telephone, call 1-888-221-0697 toll free. Enter your 14 digit control number from your proxy card to enter your vote.

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  . By Internet. Finally, you may vote via the Internet. To do so, have your proxy card available and go to the website: http://www.proxyweb.com. Follow the instructions on the website and be prepared to enter your 14 digit control number from your proxy card to enter your vote.

         Information for Shareholders of SunAmerica Portfolio Only


   You are being asked to vote on an Agreement and Plan of Reorganization which would essentially change your SunAmerica Portfolio from being a portfolio of SunAmerica Style Select Series, Inc. into a portfolio of SunAmerica Equity Funds called the SunAmerica International Equity Fund. Your SunAmerica Portfolio is currently managed by SunAmerica Asset Management Corp. ("SAAMCo"), and after the reorganization, the SunAmerica International Equity Fund will also be managed by SAAMCo.

   In connection with this reorganization, you will receive shares of the SunAmerica International Equity Fund in exchange for shares of your SunAmerica Portfolio. The shares of the SunAmerica International Equity Fund that you receive will have the same aggregate net asset value as the shares of your SunAmerica Portfolio immediately prior to the reorganization. This means that you may end up with a different number of shares compared to what you originally held, but the total dollar value of your shares will remain the same.

   To vote, shareholders of the SunAmerica Portfolio should follow the voting instructions printed on the proxy card that is included with the proxy statement and prospectus sent to each shareholder along with this letter.


                                  Very Truly Yours,


/s/ John I. Fitzgerald                    /s/ Peter A. Harbeck

John I. Fitzgerald                        Peter A. Harbeck
Secretary, North American Funds           President, SunAmerica Style Select
                                          Series, Inc.



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